EXHIBIT 99.1

BROADRIDGE ANNOUNCES THREE YEAR GROWTH OBJECTIVES AT
2017 INVESTOR DAY

LAKE SUCCESS, N.Y., December 5, 2017  -- Broadridge Financial Solutions, Inc. (NYSE:BR) today announced its three year growth objectives for the period ending Fiscal Year 2020. Broadridge will be discussing these objectives during its 2017 Investor Day to be held at 8:00 AM EST today. The growth objectives are shown as compound annual growth rates (CAGRs) for the period Fiscal Year 2017 through Fiscal Year 2020, except for the Adjusted Operating income margin metric.
FY2017 - FY2020 Objectives
Recurring Fee Revenue Growth	7-9%
Total Revenue Growth	5-7%
Adjusted Operating Income Margin %	+~50bps/yr
Adjusted EPS Growth	9-13%

To listen to the live event and access the slide presentation, visit Broadridge's Investor Relations website at www.broadridge-ir.com prior to the start of the webcast. A replay of the webcast will be available and can be accessed in the same manner as the live webcast at the Broadridge Investor Relations website.
Forward-Looking Statements
This press release and other written or oral statements made from time to time by representatives of Broadridge Financial Solutions, Inc. ("Broadridge" or the "Company") may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature, and which may be identified by the use of words such as "expects," "assumes," "projects," "anticipates," "estimates," "we believe," "could be" and other words of similar meaning, are forward-looking statements. In particular, information about our future performance objectives are forward-looking statements.
These statements are based on management's expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. These risks and uncertainties include those risk factors discussed in Part I, "Item 1A. Risk Factors" of our Annual Report on Form 10-K for the fiscal year ended June 30, 2017 (the "2017 Annual Report"), as they may be updated in any future reports filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of this presentation and are expressly qualified in their entirety by reference to the factors discussed in the 2017 Annual Report.
These risks include: the success of Broadridge in retaining and selling additional services to its existing clients and in obtaining new clients; Broadridge's reliance on a relatively small number of clients, the continued financial health of those clients, and the continued use by such clients of Broadridge's services with favorable pricing terms; any material breach of Broadridge security affecting its clients' customer information; changes in laws and regulations affecting Broadridge's clients or the services provided by Broadridge; declines in participation and activity in the securities markets; the failure of Broadridge's outsourced data center services provider to provide the anticipated levels of service; a disaster or other significant slowdown or failure of Broadridge's systems or error in the performance of Broadridge's services; overall market and economic conditions and their impact on the securities markets; Broadridge's failure to keep pace with changes in technology and demands of its clients; Broadridge's ability to attract and retain key personnel; the impact of new acquisitions and divestitures; and competitive conditions. Broadridge disclaims any obligation to update or revise forward-looking statements that may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.
Explanation of the Company's Use of Non-GAAP Financial Measures
The Company's results in this press release are presented in accordance with U.S. generally accepted accounting principles ("GAAP") except where otherwise noted. In certain circumstances, results have been presented that are not generally accepted accounting principles measures ("Non-GAAP"). These Non-GAAP measures are Adjusted Operating income margin and Adjusted earnings per share, which measures are  adjusted to exclude the impact of certain costs, expenses, gains and losses and other specified items that management believes are not indicative of our ongoing operating performance. These Non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company's reported results.
The Company believes its Non-GAAP financial measures help investors understand how management plans, measures and evaluates the Company's business performance. Management believes that Non-GAAP measures provide consistency in its financial reporting and facilitates investors' understanding of the Company's operating results and trends by providing an additional basis for comparison. Management uses these Non-GAAP financial measures to, among other things, evaluate the Company's ongoing operations, for internal planning and forecasting purposes and in the calculation of performance-based compensation. In addition, and as a consequence of the importance of these Non-GAAP financial measures in managing its business, the Company's Compensation Committee of the Board of Directors incorporates Non-GAAP financial measures in the evaluation process for determining management compensation.
About Broadridge
Broadridge Financial Solutions, Inc. (NYSE:BR) a global fintech leader, is the leading provider of investor communications and technology-driven solutions to banks, broker-dealers, mutual funds and corporate issuers globally. Broadridge's investor communications, securities processing and managed services solutions help clients reduce their capital investments in operations infrastructure, allowing them to increase their focus on core business activities. With over 50 years of experience, Broadridge's infrastructure underpins proxy voting services for over 90 percent of public companies and mutual funds in North America, and processes more than $5 trillion in fixed income and equity trades per day. Broadridge employs over 10,000 full time associates in 16 countries. For more information about Broadridge, please visit www.broadridge.com.
Contact Information
Investors:
W. Edings Thibault
Investor Relations
(516) 472-5129
Media:
Gregg Rosenberg
Corporate Communications
(212) 918-6966